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                                                                       EXHIBIT 4


                               FIRST AMENDMENT TO
                         POST-PETITION CREDIT AGREEMENT

         This First Amendment to Post-Petition Credit Agreement (the "First Amendment") is made as of the 26th day of June, 2000 by and among

         Service Merchandise Company, Inc., a Tennessee corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Borrower"); and

         The financial institutions and other entities identified on the signature pages hereto as a "Lender" (collectively, the "Lenders" and each individually, a "Lender"); and

         Fleet Retail Finance Inc. (in such capacity, the "Administrative Agent"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts, as collateral agent and administrative agent for the Lenders; and

         Foothill Capital Corporation, National City Commercial Finance, Inc., and Jackson National Life Insurance Company, as Co-Agents (collectively, in such capacity, the "Co-Agents"); and

         Heller Financial, Inc., as Documentation Agent (in such capacity the "Documentation Agent")

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                   WITNESSETH

         WHEREAS, the Administrative Agent, the Co-Agents, the Documentation Agent, the Lenders, and the Borrower entered into a Post-Petition Credit Agreement dated as of April 14, 2000 (as amended and in effect, the "Credit Agreement"); and

         WHEREAS, the Administrative Agent, the Co-Agents, the Documentation Agent, the Lenders, and the Borrower desire to amend certain of the terms and conditions of the Credit Agreement.

         NOW THEREFORE, it is hereby agreed as follows:

         1. Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

         2. Amendment to Section 9. The provisions of Section 9 of the Credit Agreement are hereby amended by deleting Section 9.1(b) in its entirety and substituting the following in its stead:



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                  (b) Capital Expenditures. Make aggregate Capital Expenditures in excess of (i) in the case of the 2000 and 2001 Fiscal Years, subject to the provisions of the following sentences, $180 million in the aggregate for such two Fiscal Years, and
                  (ii) in the case of the 2002, 2003 and 2004 Fiscal Years, the sum of $50,000,000 per Fiscal Year, plus any unused permitted Capital Expenditures for the immediately preceding Fiscal Year. In Fiscal Year 2000, Capital Expenditures shall not exceed $85,000,000. Capital Expenditures for Fiscal Year 2001 shall not exceed $180,000,000 less the actual amount of Capital Expenditures made or incurred in Fiscal Year 2000. Notwithstanding the foregoing, no Capital Expenditures (except for maintenance) shall be made if, before or after giving effect to the making of such Capital Expenditure, an Event of Default then exists or thereafter would exist.

         3. Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

         a. This First Amendment shall have been duly executed and delivered by the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Majority Lenders. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

         b. The Bankruptcy Court shall have entered an order approving the Borrower's and each Subsidiary Guarantor's entering into this First Amendment, which shall have been certified by the Clerk of the Bankruptcy Court as having been duly entered. All motions and other documents to be filed with and submitted to the Bankruptcy Court in connection with this First Amendment and the approval thereof shall be reasonably satisfactory in form and substance to the Administrative Agent.

         c. No Default or Event of Default shall have occurred and be continuing.

         d. The Borrower and each Subsidiary Guarantor shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may have reasonably requested.

         4.       Miscellaneous.

         a. Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants therein contained.


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         b.       The Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this First Amendment, including, without limitation, all reasonable attorneys' fees.

         c. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.

         d. This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.


                                    SERVICE MERCHANDISE COMPANY, INC.
                                                         ("BORROWER")



                                    By: /s/ R.J. Pindred
                                        ----------------------------------------
                                    Print Name: R.J. Pindred
                                    Title: Vice President, Treasurer








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                                    FLEET RETAIL FINANCE INC.
                                    as Administrative Agent and as a Lender



                                    By: /s/ Mark J. Forti
                                        ----------------------------------------
                                    Name:  Mark J. Forti
                                    Title: Director


                                    FLEET NATIONAL BANK,
                                    as an Issuing Bank



                                    By: /s/ Timothy R. Tobin
                                       -----------------------------------------
                                    Name: Timothy R. Tobin
                                          --------------------------------------
                                    Title: Vice President
                                           -------------------------------------


                                    FOOTHILL CAPITAL CORPORATION,
                                    as Co-Agent and Lender



                                    By: /s/ Michael P. Baranowski
                                        ----------------------------------------
                                    Name:  Michael P. Baranowski
                                    Title: Vice President


                                    NATIONAL CITY COMMERCIAL FINANCE INC.,
                                    as Co-Agent and Lender



                                    By: /s/ Gregory A. Godec
                                        ----------------------------------------
                                    Name:  Gregory A. Godec
                                    Title: Senior Vice President


                                    JACKSON NATIONAL LIFE INSURANCE COMPANY
                                    as Co-Agent and Lender



                                    By:   /s/ Michael Williams
                                        ----------------------------------------
                                    Name:  Michael Williams
                                    Title: VP



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                                    HELLER FINANCIAL INC.,
                                    as Documentation Agent and Lender



                                    By: /s/ Tom Bukowski
                                        ----------------------------------------
                                    Name:  Tom Bukowski
                                    Title: Senior Vice Pres.


                                    CONGRESS FINANCIAL CORPORATION (SOUTHERN) as Lender



                                    By: /s/ Frederick Ernst
                                        ----------------------------------------
                                    Name:   Frederick Ernst
                                    Title:  Vice President


                                    debis FINANCIAL SERVICES, INC.
                                    as Lender



                                    By: /s/ James M. Vandervalk
                                        ----------------------------------------
                                    Name:  James M. Vandervalk
                                    Title: President B&L Divisions


                                    GUARANTY BUSINESS CREDIT CORPORATION
                                    as Lender



                                    By: /s/ Brian Center
                                        ----------------------------------------
                                    Name:   Brian Center
                                    Title:  Senior Vice President


                                    FINOVA CAPITAL CORPORATION
                                    as Lender



                                    By: /s/ Bruce Mettle
                                        ----------------------------------------
                                    Name:  Bruce Mettle
                                    Title: Vice President



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                                    ORIX BUSINESS CREDIT, INC.
                                    as Lender



                                    By: /s/ Michael J. Cox
                                        ----------------------------------------
                                    Name:  Michael J. Cox
                                    Title: Senior Vice President


                                    SOVEREIGN BANK
                                    as Lender



                                    By: /s/ Joseph Becker
                                        ----------------------------------------
                                    Name:   Joseph Becker
                                    Title:  Senior Vice President


                                    THE PROVIDENT BANK
                                    as Lender



                                    By: /s/ Jose V. Garde
                                        ----------------------------------------
                                    Name:  Jose V. Garde
                                    Title: Vice President


                                    GMAC COMMERCIAL CREDIT, LLC
                                    as Lender



                                    By: /s/ Frank Imperato
                                        ----------------------------------------
                                    Name:   Frank Imperato
                                    Title: Senior VP


                                    FOOTHILL INCOME TRUST, L.P.
                                    as Lender



                                    By: /s/ R. Michael Bohannon
                                        ----------------------------------------
                                    Name:  R. Michael Bohannon
                                    Title: VP


                                    GMAC BUSINESS CREDIT, LLC
                                    as Lender



                                    By: /s/ W. Wakefield Smith
                                        ----------------------------------------
                                    Name:  W. Wakefield Smith
                                    Title: Director



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                                    IBJ WHITEHALL BUSINESS CREDIT CORPORATION
                                    as Lender



                                    By: /s/ John N. Favale
                                        ----------------------------------------
                                    Name:  John N. Favale
                                    Title: Assistant Vice President


                                    LASALLE BUSINESS CREDIT, INC.
                                    as Lender



                                    By: /s/ Corey Sclar
                                        ----------------------------------------
                                    Name: Corey Sclar
                                    Title: Vice President



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                        CONSENT OF SUBSIDIARY GUARANTORS

        The undersigned, Subsidiary Guarantors, each hereby consent to the First Amendment to Post-Petition Credit Agreement and each acknowledge that their Guarantee of the Credit Agreement Obligations, the Master Security Agreement and all other Loan Documents executed by each of them remains in full force and effect.

        IN WITNESS WHEREOF, the Subsidiary Guarantors have caused this Consent to First Amendment to be executed and their seals to be hereto affixed as the date first above written.

                                    B.A. PARGH, INC.
                                    H.J. WILSON CO., INC.
                                    H.J. WILSON CO. REALTY, INC.
                                    HOMEOWNERS WAREHOUSE, INC.
                                    SERVICE MERCHANDISE CO. BROAD, INC.
                                    SERVICE MERCHANDISE COMPANY OF IOWA, INC.
                                    SERVICE MERCHANDISE COMPANY OF KANSAS, INC.
                                    SERVICE MERCHANDISE CO. NO 30, INC.
                                    SERVICE MERCHANDISE CO. NO 34, INC.
                                    SERVICE MERCHANDISE CO. NO 35, INC.
                                    SERVICE MERCHANDISE CO. NO 51, INC.
                                    SERVICE MERCHANDISE CO. NO 93, INC.
                                    SERVICE MERCHANDISE CO. NO 99, INC.
                                    SERVICE MERCHANDISE FINANCIAL CO., INC.
                                    SERVICE MERCHANDISE INDIANA PARTNERS (by its Partners, Service Merchandise Co.
                                    No. 34, Inc., and Service Merchandise Co.
                                    No. 35, Inc.)
                                    SERVICE MERCHANDISE OF TENNESSEE LIMITED
                                    PARTNERSHIP (by its General Partner, Service
                                    Merchandise Company, Inc.)
                                    SERVICE MERCHANDISE OF TEXAS LIMITED
                                    PARTNERSHIP (by its General Partner, Service
                                    Merchandise Company, Inc.)
                                    SMC-HC, INC.
                                    THE TOY STORE, INC.
                                    WHOLESALE SUPPLY COMPANY, INC.
                                    A.F.S. MARKETING SERVICES, INC.
                                    SERVICE MERCHANDISE CO. OF NEW YORK, INC.
                                    SERVICE MERCHANDISE OFFICE SUPPLY, INC.
                                    SERVICE MERCHANDISE SHOWROOMS, INC.
                                    SERVICE MERCHANDISE RM, INC.




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                                    THE McNALLY SUPPLY COMPANY
                                    TRAVEL MANAGEMENT CONSULTANTS, INC.
                                    PROMOTABLES, INC.



                                    By:  /s/ R.J. Pindred
                                       -----------------------------------------
                                    Name:  R.J. Pindred
                                          --------------------------------------
                                    Title:  Vice President, Treasurer
                                           -------------------------------------





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